Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Parkway Properties, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-156050) on Form S-3, the registration statements (Nos. 333-100565, 333-115286, 333-166922 and 333-134069) on Form S-8, the registration statements (Nos. 333-174300, 333-88861 and 333-00311) on Form S-8 on Form S-3 and the registration statement (No. 333-156051) on Form S-3D of Parkway Properties, Inc. of our reports dated August 4, 2011, with respect to the statements of revenues and direct operating expenses of 3344 Peachtree, Corporate Center Four, and Two Liberty Place (the “Properties”) for the year ended December 31, 2010, which reports appear in the Form 8-K of Parkway Properties, Inc. dated August 4, 2011. Our reports refer to the fact that the statements of revenues and direct operating expenses were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Properties’ revenues and expenses.

/s/ KPMG LLP

Jackson, Mississippi
August 4, 2011